                                                                     EXHIBIT 4.8

        THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF, AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT OR REGULATION A NOTIFICATION UNDER SUCH ACT COVERING SUCH SECURITIES OR SUPERCONDUCTOR TECHNOLOGIES INC. (THE "COMPANY") RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE COMPANY) STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

No.-_______                                            Right to Purchase _______
[Date]                                                 Shares of Common Stock
Void After [Date]


                        SUPERCONDUCTOR TECHNOLOGIES INC.

                                     WARRANT

        THIS CERTIFIES THAT, subject to the terms of this agreement, WILMINGTON SECURITIES, INC. (the "Warrantholder") is entitled to subscribe for and purchase from Superconductor Technologies Inc, a Delaware corporation (the "Company"), at the Warrant Price defined in Section 2 herein, fully paid and non-assessable shares of the Company's Common Stock (the "Common Stock"), such price and such number of shares being subject to adjustment upon occurrence of the contingencies set forth in this Warrant.

        This Warrant is issued pursuant to an Exchange Agreement dated as of February 26, 1999 between the Company and the stockholders named therein (the "Exchange Agreement") in exchange for a warrant issued pursuant to the Series ____ Preferred Stock Purchase Agreement dated _______, 1998 between the Company and the purchasers named therein (the "Purchase Agreement").

        Upon delivery of this Warrant (with the Notice of Exercise in the form attached hereto as Exhibit C-A), together with payment of the Warrant Price of the shares of Common Stock thereby purchased, which payment may be made by converting this Warrant, or any portion thereof, pursuant to Section 3 below ("Warrant Conversion"), at the principal office of the Company or at such other office or agency as the Company may designate by notice in writing to the holder hereof, the holder of this Warrant shall be entitled to receive a certificate or certificates for the shares of Common Stock so purchased. All shares of Common Stock which may be issued upon the exercise of this Warrant will, upon issuance, be fully paid and non-assessable and free from all taxes, liens and charges with respect thereto.

        This Warrant is subject to the following terms and conditions:

        1.      Term of Warrant.

                This Warrant may be exercised in whole or in part, at any time after issuance and prior to the first to occur of the following:

                (i) 5:00 p.m., Pacific Standard Time, ____________; or

                (ii) The consummation of any transaction or series of transactions (collectively, the "Transaction"), including without limitation, the sale, transfer or disposition of all or substantially all of the Company's assets or the merger of the Company with or into, or consolidation with, any other corporation, whereby the holders of the Company's voting securities prior to the Trans action do not hold more than 50% of the voting securities of the surviving entity following consummation of the Transaction (a "Change of Control").

        Upon the occurrence of any of the events described in clauses (i) through (ii) above, this Warrant, to the extent not exercised, shall terminate.

        2. Warrant Price. The exercise price of this Warrant (the "Warrant Price") shall equal $______ per share.

        3. Payment by Warrant Conversion. Subject to the other limitations set forth in this Warrant, the Warrantholder may exercise the purchase right represented by this Warrant with respect to a particular number of shares of Common Stock (the "Shares") subject to this Warrant ("Converted Warrant Shares") and elect to pay for a number of Shares through Warrant Conversion by specifying such election in the Notice of Exercise attached hereto as Exhibit C-A. In such event, the Company shall deliver to the Warrantholder (without payment by the Warrantholder of any Warrant Price or any cash or other consideration) that number of Shares equal to the quotient obtained by dividing (x) the value of this Warrant (or the specified portion hereof) on the date of exercise, which value shall be determined by subtracting (A) the aggregate Warrant Price of the Converted Warrant Shares immediately prior to the exercise of the Warrant from
(B) the aggregate fair market value of the Converted Warrant Shares issuable upon exercise of this Warrant (or the specified portion hereof) on the date of exercise, by (y) the fair market value of one Share on the date of exercise. For purposes of this Section 3, fair market value of a Share and of a Converted Warrant Share as of a particular date shall be determined as follows:

                (a) if such share is then quoted on The Nasdaq National Market, the simple average of the closing sale prices as reported on The Nasdaq National Market for the ten (10) consecutive trading days prior to such date;

                (b) if such share is publicly traded and is then listed on a national securities exchange, the simple average of the closing sale prices on the principal national securities exchange on which the share is listed or admitted to trading for the ten (10) consecutive trading days prior to such date;

                (c) if such share is publicly traded but is not quoted on The Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the simple average of the closing bid prices for the ten
(10) consecutive trading days prior to such date, as reported by The Wall Street Journal or other widely available reporting source, for the over-the-counter market; or

                (d) if none of the foregoing is applicable, by the Board of Directors of the Company in good faith.

        4. Adjustment of Purchase Price and Number of Shares.

                The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time in accordance with the following provisions; provided that, no such adjustment shall be made if a corresponding adjustment is made pursuant to the Company's Amended and Restated Certificate of Incorporation.

                (a) Reclassification, Consolidation or Merger. In case of any reclassification or change of outstanding securities of the class issuable upon exercise of this Warrant (other than as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a Change of Control as provided in Section 1(ii) hereof), the Company, or such successor corporation, as the case may be, shall execute a new Warrant, providing that the holder of this Warrant shall have the right to exercise such new Warrant and procure upon such exercise in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation or merger by a holder of one share of Common Stock. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this subsection
(a) shall similarly apply to successive reclassifications, changes, consolidations and mergers.

                (b) Subdivision or Combination of Shares. If at any time on or after the date of this Warrant the Company shall subdivide its outstanding shares of Common Stock into a greater number of shares, the Warrant Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares receivable upon exercise of the Warrant shall be proportionately increased; and, conversely, if at any time on or after the date of this Warrant the outstanding number of shares of Common Stock shall be combined into a smaller number of shares, the Warrant Price in effect immediately prior to such combination shall be proportionately increased and the number of shares receivable upon exercise of the Warrant shall be proportionately decreased.

                (c) Adjustment of Number of Shares. Upon each adjustment in the Warrant Price, the number of Shares of Common Stock purchasable hereunder shall be adjusted, to the nearest whole share, to the product obtained by multiplying the number of Shares purchasable immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

        5. Limitations on Exercise. Notwithstanding anything herein to the contrary, the Series A-2, Series A-3, Series B-1 and Series C Preferred Stock of the Company and any additional shares of Preferred Stock issued by the Company prior to Stockholder Approval (as defined below), and the outstanding warrants to purchase Common Stock of the Company (issued or issuable to holders of such shares of Preferred Stock pursuant to agreements outstanding as of February 26, 1999 or entered into prior to Stockholder Approval) (collectively, the "Securities") shall not be convertible into or exercisable for (as the case may
be) shares of Common Stock in excess of 1,533,709 shares (as adjusted for any recapitalization, stock combinations, stock dividends, stock splits and the like) (the "19.9% Cap" or the "Allowed Conversion Shares"), unless the Company has received stockholder approval to eliminate such 19.9% Cap at a duly held meeting of the stockholders in calendar 1999 (the "Stockholder Approval"). Until Stockholder Approval has been obtained (or, if Stockholder Approval is not obtained, then continuing thereafter) the 19.9% Cap shall apply and each holder of Securities (each a "Holder") shall have the right to convert its Preferred Stock or exercise its warrants only up to its pro rata portion of the Allowed Conversion Shares. A Holder may waive in writing its right to convert or exercise (or transfer to another Holder) its pro rata portion of the Allowed Conversion Shares. In the event that a Holder converts or exercises its Securities, then the number of Allowed Conversion Shares will be reduced by such amount.

        6. Notices.

                (a) Upon any adjustment of the Warrant Price and any increase or decrease in the number of shares of Common Stock purchasable upon the exercise of this Warrant, then, and in each such case, the Company, within thirty (30) days thereafter, shall give written notice thereof to the registered holder of this Warrant (the "Notice"). The Notice shall be mailed to the address of such holder as shown on the books of the Company, and shall state the Warrant Price as adjusted and the increased or decreased number of shares purchasable upon the exercise of this Warrant, setting forth in reasonable detail the method of calculation of each.

                (b) In the event that the Company shall propose at any time to effect a Change of Control, the Company shall send to the Warrantholder at least ten (10) days' prior written notice of the date when the same shall take place.

                (c) Each such written notice shall be given by first class mail, postage prepaid, addressed to the Warrantholder at the address as shown on the books of the Company for the Warrantholder.

        7. Investment Letter. Upon exercise or conversion of this Warrant in accordance with the provisions hereof, the Warrantholder shall either (i) execute and deliver to the Company an investment letter in the form attached hereto as Exhibit A or (ii) deliver to the Company an opinion of counsel for the Warrantholder reasonably satisfactory to the Company, stating that such exercise or conversion is exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "Securities Act").

        8. Registration Rights. The Common Stock issued or issuable upon the exercise or conversion of this Warrant are subject to registration in accordance with the registration rights in favor of the Warrantholder as provided for in
Section 1 of that certain Second Amended Stockholder Rights Agreement dated February 26, 1999 between the Company and the purchasers named in the Purchase Agreement.

        9. Restrictions on Transfer. Certificates representing any of the Common Stock acquired pursuant to the provisions of this Warrant shall have endorsed thereon legends substantially in the following form, as appropriate.

                (a) Unless such shares of Common Stock are received in a transaction registered under the Securities Act and qualified (if necessary) under applicable state securities laws:

                "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. SUCH SHARES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SAID ACT."

                (b) Any legend required to be placed thereon by any applicable state securities laws.

        10. Compliance with Act. The Warrantholder, by acceptance hereof, agrees that this Warrant and the Common Stock to be issued upon the exercise or conversion hereof are being acquired solely for its own account and not as a nominee for any other party and not with a view toward the resale or distribution thereof and that it will not offer, sell or otherwise dispose of this Warrant or any of the Common Stock to be issued upon the exercise or conversion hereof except in accordance herewith and under circumstances which will not result in a violation of the Securities Act or of applicable state securities laws.

        11. Miscellaneous.

                (a) The terms of this Warrant shall be binding upon and shall inure to the benefit of any successors or assigns of the Company and of the holder or holders hereof and of the Common Stock issued or issuable upon the exercise hereof.

                (b) No holder of this Warrant, as such, shall be entitled to vote or receive dividends or be deemed to be a stockholder of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the holder of this Warrant, as such, any rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action, receive notice of meetings, receive dividends or subscription rights, or otherwise.

                (c) Receipt of this Warrant by the holder hereof shall constitute acceptance of and agreement to the foregoing terms and conditions.

                (d) The Company will not, by amendment of its Amended and Restated Certificate of Incorporation or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

                (e) Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or distribution, upon delivery of an indemnity agreement reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like date and tenor.

                (f) This Warrant shall be nontransferable, other than pursuant to a distribution without consideration of the Warrant by the Warrantholder to any of its partners or retired partners.

                (g) This Warrant or any provision hereof may be amended, waived, discharged or terminated only by an instrument in writing signed by either (i) the Company and the holders of warrants representing a majority of the Common Stock issuable upon exercise of all Warrants issued pursuant to the Exchange Agreement, or (ii) the party against which enforcement of the amendment, waiver, discharge or termination is sought. A written instrument signed as provided in clause (i) above shall be effective as to all warrants issued under the Exchange Agreement.

                (h) This Warrant shall be governed by the laws of the State of Delaware.

        IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

Dated:   February 26, 1999


                                            SUPERCONDUCTOR TECHNOLOGIES INC.


                                            /s/ M. Peter Thomas
                                               ---------------------------------
                                               Peter Thomas, Chief Executive
                                               Officer

                                   EXHIBIT C-A

                               NOTICE OF EXERCISE



TO:      Superconductor Technologies Inc.

        1. The undersigned hereby elects to purchase ___________ shares of the Common Stock of SUPERCONDUCTOR TECHNOLOGIES INC. pursuant to the terms of the attached Warrant, and tenders herewith payment of the purchase price of such shares in full, together with all applicable transfer taxes, if any.

        2. The undersigned hereby elects to exercise the purchase right with respect to ___________ shares of such Common Stock through Warrant Conversion, as set forth in Section 3 of the attached Warrant.

        3. Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:


                        ---------------------------------
                                     (Name)

                        ---------------------------------

                        ---------------------------------
                                    (Address)

        4. The undersigned represents that the aforesaid shares of Common Stock are being acquired for the account of the undersigned for investment and not with a view to, or for resale in connection with, the distribution thereof and that the undersigned has no present intention of distributing or reselling such shares. In support thereof, the undersigned has executed the Investment Representation Statement attached hereto as Exhibit A.

                                            Signature of Warrantholder


                                            ------------------------------------
                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------
                                            Date:
                                                 -------------------------------

                                    EXHIBIT A

                        SUPERCONDUCTOR TECHNOLOGIES INC.

                                WARRANT EXERCISE

                       INVESTMENT REPRESENTATION STATEMENT


PURCHASER                           :

COMPANY                             :  Superconductor Technologies Inc.

SECURITY                            :  Common Stock

NUMBER OF SHARES                    :

DATE                                :  _______________, ____


        In connection with the purchase of the above-listed Securities, I, the Purchaser, represent to the Company the following:

                (a) I am an accredited investor within the meaning of Rule 501 under the Securities Act of 1933, as amended (the "Securities Act") and have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the purchase of the Securities.

                (b) I am aware of the Company's business affairs and financial condition, and have acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. In making my decision to the acquire the Securities, I am not relying on representations of any officer, director, stockholder or agent of the Company. I am purchasing these Securities for my own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof for purposes of the Securities Act.

                (c) I understand that the Securities have not been registered under the Securities Act in reliance upon a specific exemption therefrom, and that reliance by the Company on such an exemption is predicated in part on the representations set forth in this letter.

                (d) I further understand that the Securities must be held indefinitely unless subsequently registered under the Securities Act or unless an exemption from registration is otherwise available. Moreover, except as set forth in that certain Second Amended and Restated Stockholder Rights Agreement dated February 26, 1999 between the Company and certain purchasers referred to therein, I understand that the Company is under no obligation to register the Securities. In addition, I understand that the certificate evidencing the Securities will be imprinted with a legend which prohibits the transfer of the Securities unless they are registered or such registration is not required in the opinion of counsel for the Purchaser satisfactory to the Company or unless the Company receives a no-action letter from the Securities and Exchange Commission.

                (e) I am familiar with the provisions of Rule 144, promulgated under the Securities Act, which, in substance, permits limited public resale of "restricted securities" acquired, directly or indirectly, from the issuer thereof (or from an affiliate of such issuer), in a non-public offering subject to the satisfaction of certain conditions, including, among other things: (1) the resale occurring not less than one year after the later of the date the securities were sold by the Company or the date they were sold by an affiliate of the Company, within the meaning of Rule 144; and, in the case of an affiliate, or of a non-affiliate who has held the securities less than two years, (2) the availability of certain public information about the Company, (3) the sale being made through a broker in an unsolicited "broker's transaction" or in transactions directly with a market maker (as said term is defined under the Securities Exchange Act of 1934), and (4) the amount of securities being sold during any three month period not exceeding the specified limitations stated therein, if applicable.

                (f) I further understand that at the time I wish to sell the Securities there may be no public market upon which to make such a sale, and that, even if such a public market exists, the Company may not be satisfying the current public information requirements of Rule 144, and that, in such event, I would be precluded from selling the Securities under Rule 144 even if the one-year minimum holding period had been satisfied.

                (g) I further understand that in the event all of the applicable requirements of Rule 144 are not satisfied, registration under the Securities Act, compliance with Regulation A, or some other registration exemption will be required; and that, notwithstanding the fact that Rule 144 is not exclusive, the Staff of the SEC has expressed its opinion that persons proposing to sell private placement securities other than in a registered offering and otherwise than pursuant to Rule 144 will have a substantial burden of proof in establishing that an exemption from registration is available for such offers or sales, and that such persons and their respective brokers who participate in such transactions do so at their own risk.

                                            Signature of Purchaser:



                                            ------------------------------------
                                            By:
                                               ---------------------------------
                                            Title:
                                                  ------------------------------
                                            Date:
                                                 -------------------------------



                                       -2-